Exhibit 10.5

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of February 24, 2006 (the “Agreement”), is by and between Bulldog Technologies Inc., a company duly organized and validly existing under the laws of Nevada (the “Pledgor”), the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and Iroquois Master Fund Ltd., as agent (in such capacity, together with its successors in such capacity, the “Agent”) for the equal and ratable benefit of the Purchasers (as each such term is defined in the Purchase Agreement).

W I T N E S S E T H:

WHEREAS, the Pledgor and each of the Purchasers are parties to a Securities Purchase Agreement dated as of February 24, 2006 (as modified and supplemented and in effect from time to time, the “Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to the Purchasers, severally and not jointly, Notes and Warrants as more fully described in the Purchase Agreement.

WHEREAS, the Pledgor will derive substantial benefit from the purchase of the Notes and Warrants by the Purchasers under the Purchase Agreement;

WHEREAS, the Pledgor owns certain issued and outstanding shares of the capital stock of the entities listed on Annex 1 hereto;

WHEREAS, it is a condition precedent to the obligations of each of the Purchasers under the Purchase Agreement that the Pledgor shall have granted the assignment and security interests contemplated by this Agreement and the Security Agreement dated as of February 24, 2006 by and between the Pledgor and the Purchasers identified on the signature pages thereto, and the Purchasers are relying on the undertakings of the Pledgor contained herein and therein;

WHEREAS, the Pledgor and certain of the Purchasers are parties to that certain Convertible Note and Warrant Purchase Agreement, dated August 29, 2005 (“Previous Note Agreement”) that provided, subject to the terms and conditions thereof, for the issuance and sale by the Pledgor to each of the purchasers party thereto, severally and not jointly, convertible notes and warrants to purchase common stock of the Pledgor as more fully described in the Previous Note Agreement;

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent and each of the Purchasers as follows:

SECTION 1	Definitions.

(a)          Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Security Agreement. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and any Person succeeding to its functions and capacities.

(b)          As used in this Agreement, the following terms shall have the following respective meanings (all terms defined in this Section 1(b) or in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Pledged Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Pledged Stock” shall have the meaning assigned to such term in Section 2(a) hereof.

“PPSA” shall mean the Personal Property Security Act (British Columbia) as in effect in the Province of British Columbia from time to time.

“Stock Collateral” shall have the meaning assigned to such term in Section 2(c) hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 2      Assignment. As security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns, hypothecates and transfers to the Purchasers and hereby grants to the Purchasers a Lien on and security interest in, all of the Pledgor’s right, title and interest in, to and under the following, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located (collectively the “Pledged Collateral”):

(a)          the shares of capital stock of the entities identified in Annex 1 hereto and all other shares of capital stock of whatever class of such entities, now or hereafter owned by the Pledgor, together with in each case the certificates evidencing the same (collectively, the “Pledged Stock”);

(b)          all shares, securities, money or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or with respect to the Pledged Stock or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)          without affecting the obligations of the Pledgor, in the event of any consolidation or merger in which one of the entities listed on Annex 1 is not the surviving corporation, all shares owned by the Pledgor of each class of the capital stock of the successor

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corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, warrants, rights, options, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”); and

(d)          to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

SECTION 3      Security for Secured Obligations. This Agreement and the Security Agreement secure the payment and performance by the Pledgor of all of the Secured Obligations now existing or hereafter arising.

SECTION 4	Duties of the Agent; Pledgor Remains Liable.

(a)          The rights conferred on the Agent hereunder are solely to protect the Purchasers’ interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such rights. The Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. None of the Agent, any of the Purchasers or any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor or any other Person for any act or failure to act, other than with respect to gross negligence or willful misconduct of the Agent.

(b)          Anything herein to the contrary notwithstanding, the Pledgor shall remain liable to perform all of its duties and obligations in respect of the Pledged Collateral to the same extent as if this Agreement had not been executed. The exercise by the Agent or the Purchasers of any of their rights and remedies hereunder shall not release the Pledgor from any of its duties or obligations in respect of the Pledged Collateral. Neither the Agent nor any of the Purchasers shall have any obligation in respect of the Pledged Collateral by reason of this Agreement, or be obligated to perform any of the obligations or duties of the Pledgor in respect of the Pledged Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

SECTION 5      Representations and Warranties. The Pledgor represents and warrants as follows:

(a)          The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral (herein collectively called the “Records”) is located at 301 – 11120 Horseshoe Way, Richmond, B.C. V7A 5Y7.

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(b)          The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and is in good standing in all other places where necessary in light of the business and properties it conducts and owns and has the full power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

(c)          The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the board of directors or of any shareholder of Pledgor or of any other Person that has not been duly obtained, (ii) violate any provision of the certificate of incorporation or the by-laws of the Pledgor or any governmental rule, statute, law, code, ordinance or approval applicable to the Pledgor, (iii) except as set forth in Annex 2 result in a breach of or constitute a default under any indenture or loan or credit agreement or other material agreement, lease or instrument to which the Pledgor is a party or by which its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien (other than the pledge provided for herein), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor; and the Pledgor is not in violation of any material governmental rule, statute, law, code, ordinance or approval or in breach of or default under any indenture, loan or credit agreement or other material agreement, lease or instrument referred to in clause (iii) hereof.

(d)          This Agreement has been duly authorized, executed and delivered by the Pledgor, is in full force and effect and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with the terms hereof, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of such obligation.

(e)          This Agreement creates in favor of the Purchasers, a valid and, upon transfer of the Pledged Stock, enforceable Lien in and on the Pledged Collateral, subject to no Liens other than Permitted Liens, securing the payment and performance of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such Lien and the priority thereof, including the transfer of such Pledged Stock, have been duly made or taken.

(f)           No government approval by, and no filing with, any Person is required either (i) for the grant by the Pledgor of the Liens granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the perfection (except as has been duly taken) of the Liens created hereby or the exercise by the Purchasers of the rights and remedies hereunder.

(g)          The Pledgor is lawfully possessed of ownership of and has good and marketable title to the Pledged Collateral, subject to no Liens other than Permitted Liens (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), and has full power and lawful authority to grant the Liens in and on the Pledged Collateral hereunder.

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(h)          The Pledged Stock of the Issuers identified in Annex 1 hereto is, and all other Pledged Stock will be, duly authorized, validly issued, fully paid and nonassessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the entity that issued such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

(i)           The Pledged Stock of the Issuers identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the entity that issued such Pledged Stock beneficially owned (directly or indirectly) by the Pledgor on the date hereof.

(j)           There is no action, suit or proceeding at law or in equity or by or before any Person, arbitral tribunal or other body now pending or, to the knowledge of Pledgor, threatened against or affecting the Pledgor or any of its properties, rights or assets or the Pledged Collateral.

(k)          No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except as may have been filed with respect to Permitted Liens or pursuant to this Agreement.

(l)           The Pledgor is not (i) an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “holding company,” or any “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6	Further Assurances.

(a)          The Pledgor shall, if any of the above-described shares, securities, warrants, rights or options required to be pledged by the Pledgor under Section 2 hereof are received by the Pledgor, forthwith either (i) transfer and deliver to the Agent, for the equal and ratable benefit of each of the Purchasers, such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, for the equal and ratable benefit of each of the Purchasers, pursuant to the terms of this Agreement, as part of the Pledged Collateral, and/or (ii) take such other action as the Purchasers shall reasonably deem necessary or desirable to create, preserve, validate, perfect or protect the Liens created hereunder in such shares, securities, rights, warrants and options.

(b)          The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, furnish opinions of counsel for the Pledgor, and take all further action, that may be necessary, or that the Purchasers may reasonably request, in order to create, preserve, validate, perfect or protect the Liens granted or purported to be granted hereby or the priority thereof or to enable the Purchasers to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will: (i) if any Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent, for the equal and ratable benefit of each of the Purchasers, such note or instrument duly indorsed or accompanied by duly

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executed instruments of transfer or assignment, all in form and substance satisfactory to the Purchasers; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or as the Purchasers may reasonably request, in order to create, preserve, validate, perfect or protect the Liens granted or purported to be granted hereby, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Purchasers or their nominees (and the Purchasers agree that if any Stock Collateral is transferred into its name or the name of its nominee, the Purchasers will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Stock Collateral).

(c)          The Pledgor hereby authorizes the Agent and the Purchasers to file one or more financing verification or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law.

(d)          The Pledgor shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, provincial, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

(e)          The Pledgor will warrant and defend its title to the Pledged Collateral against the claims and demands of all Persons (other than the Purchasers) whomsoever.

(f)           The Pledgor shall hold and preserve all records and permit representatives of the Purchasers, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from the records, and permit representatives of the Purchasers to be present at the Pledgor’s place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Pledged Collateral, all in such manner as the Purchasers may require.

SECTION 7      Place of Perfection; Records. The Pledgor shall give the Purchasers at least 30 days’ prior written notice before it changes its corporate name, or the name under which it does business, or the location of its chief executive office or the office where the Pledgor keeps its records and shall at the expense of the Pledgor execute and deliver such instruments and documents as required to maintain a prior perfected security interest in the Pledged Collateral and as requested by the Purchasers. The Pledgor shall not, without such prior written notice to the Purchasers, change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

SECTION 8      Covenants of the Pledgor. The Pledgor covenants and agrees that, until the security interest granted hereby is terminated in accordance with Section 15 hereof:

(a)          The Pledgor shall use its reasonable best efforts to preserve and maintain its corporate existence and all of its rights, privileges and franchises that are necessary for the fulfillment of its obligations under this Agreement.

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(b)          The Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Pledged Collateral or upon the Liens provided for herein (except for Liens for taxes and assessments not then delinquent and those being properly contested in good faith) as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a Lien thereon, and will retain copies of, and, upon request, permit the Purchasers or the Agent to examine, receipts showing payment of any of the foregoing.

(c)          The Pledgor shall not create, incur, assume or suffer to exist any Lien upon any of the Pledged Collateral other than Permitted Liens.

SECTION 9      Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, the Pledgor hereby irrevocably appoints the Purchasers as the Pledgor’s attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Purchasers’ discretion to take any action and to execute any instrument that the Purchasers may deem to be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Pledged Collateral, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings that the Purchasers may deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Purchasers shall not be obligated to exercise any right or duty as attorney-in-fact, and shall have no duties to the Pledgor in connection therewith.

SECTION 10    Agent May Perform. If the Pledgor fails to perform any agreement contained herein, upon reasonable notice to the Pledgor, the Purchasers may itself perform or cause performance of this Agreement, and the expenses of the Purchasers incurred in connection therewith shall be payable by the Pledgor.

SECTION 11	Rights and Remedies.

(a)          If any Event of Default shall have occurred and be continuing, all payments thereafter received by the Pledgor under or in connection with the Pledged Collateral shall be received in trust for the benefit of the Purchasers, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Purchasers in the same form as so received (with any necessary endorsement).

(b)          If an Event of Default shall have occurred and be continuing, (i) the Purchasers shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral, and (ii) all payments thereafter made to the Pledgor in respect of the Pledged Collateral and received by the Purchasers in accordance with the provisions of this Agreement or otherwise, and all proceeds of the Pledged Collateral received by the Purchasers pursuant to paragraph (c) below, may (x) be held by the Purchasers as collateral for the Secured Obligations and/or (y) then or at anytime thereafter during the continuance of such

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Event of Default, be applied thereto in accordance with the provisions of Section 4.09 of the Security Agreement.

(c)          If (i) an Event of Default shall have occurred and be continuing and (ii) any of the Secured Obligations shall have been declared to be, or shall have become, due and payable then, in addition to any other rights and remedies provided for herein or which may otherwise be available, the Purchasers may, without any further demand, advertisement or notice (except as expressly provided for below in this Section 11(c)), exercise all the rights and remedies of a secured party under the PPSA (whether or not the PPSA applies to the affected Pledged Collateral), and in addition, (x) shall apply the moneys, if any, then held by it as part of the Pledged Collateral, for the purposes and in the order provided in Section 4.09 of the Security Agreement and (y) if there shall be no such moneys or the moneys so applied shall be insufficient to satisfy in full all Secured Obligations, may sell the Pledged Collateral, or any part thereof, as hereinafter provided in this Section 11(c) and otherwise to the fullest extent permitted by law. The Pledged Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Purchasers, at the Agent’s place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Agent shall deem appropriate. Any of the Purchasers may be a purchaser of any or all of the Pledged Collateral so sold at a public sale and, to the extent permitted by law, at a private sale, and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind, and, the obligations of the Pledgor to such purchaser may be applied as a credit against the purchase price. The Purchasers may, in their sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any public or private sale, the Purchasers shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Agent or any of the other Purchasers) at any such sale shall hold the Pledged Collateral so sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of the Pledgor, and the Pledgor hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal that it has or may have under any rule of law or statute now existing or hereafter adopted. The Purchasers shall give the Pledgor at least twenty days’ notice (in accordance with Section 59 of the PPSA) of any such public or private sale. Such notice shall state the time and place fixed for such sale. Any sale shall be held at such time or times within ordinary business hours as the Agent shall fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate parcels. The Purchasers shall not be obligated to make any sale pursuant to any such notice. The Purchasers may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Purchasers until the full selling price is paid by the purchaser thereof, but neither the Agent nor any of the other Purchasers shall incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and, in case of any such failure, such Pledged Collateral may again be sold pursuant to the provisions hereof. All cash proceeds of any such sale, and any other realization upon all or any part of the Pledged Collateral, shall be held or applied by the Agent in the manner provided in Section 4.09 of the Security Agreement.

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(d)          Instead of exercising the power of sale provided in Section 11(c) hereof, the Purchasers may proceed by a suit or suits at law or in equity to foreclose the Lien under this Agreement and sell the Pledged Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

(e)          The Purchasers as attorney-in-fact pursuant to Section 9 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to Section 11(c) or Section 11(d) hereof, and the Pledgor hereby ratifies and confirms all that the Purchasers, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Purchasers, ratify and confirm any sale or sales by executing and delivering to the Purchasers, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Purchasers, be advisable for the purpose.

(f)           The receipt by the Purchasers of the purchase money paid at any sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(g)          The Purchasers shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner in accordance with the terms of this Agreement and applicable law. The Pledgor hereby waives, to the full extent permitted by applicable law, any claims against any of the Purchasers arising by reason of the fact that the price at which the Pledged Collateral, or any part thereof, may have been sold at a private sale to an unrelated third party in an arm’s length transaction was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured obligations, even if the Purchasers accept the first offer received which the Purchasers in good faith deems to be commercially reasonable under the circumstances and does not offer the Pledged Collateral to more than one offeree. To the fullest extent permitted by law, the Pledgor shall have the burden of proving that any such sale of the Pledged Collateral was conducted in a commercially unreasonable manner.

(h)          Each and every right and remedy of the Purchasers shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Security Agreement or Purchase Agreement or now or hereafter existing at law or in equity or by statute.

(i)           If the proceeds of any sale, collection, liquidation or other realization of or upon the Pledged Collateral are not sufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Agent or any other of the Purchasers shall have the right to proceed against the Pledgor for any such deficiency. Furthermore, if the proceeds of the any sale exceed the costs and expenses of the realization and the payment in full

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of the Secured Obligations, the balance of the proceeds from such sale shall be paid over to the Pledgor, as promptly thereafter as practicable.

(j)           The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the Securities Act (British Columbia) and applicable state or provincial securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Purchasers than those obtainable through a public sale without such restrictions, provided that any such private sale shall be conducted in a commercially reasonable manner. Notwithstanding anything in this paragraph (k) to the contrary, the Purchasers shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to register it for public sale.

SECTION 12    Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor, the Agent or the Purchasers herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, the Purchasers and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

SECTION 13    Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy or telex communication) and shall be mailed, telecopied, telexed or delivered to the Pledgor, the Purchasers or the Agent addressed to either party at its applicable address specified in the Security Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13. All such notices and other communications shall, when mailed, telecopied or telexed, respectively, be effective when deposited in the mails, telecopied or telexed, respectively, addressed as aforesaid.

SECTION 14    Continuing Assignment and Security Interest; Transfer of Notes. This Agreement shall create a continuing assignment of and security interest in the Pledged Collateral and shall (a) remain in full force and effect until the security interest granted hereby is terminated in accordance with the third sentence of this Section 14, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent and the Purchasers hereunder, to the benefit of the Agent and each of the other Purchasers and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), subject to Section 4.1 of the Purchase Agreement, any Purchasers may assign or otherwise transfer any Note or other evidence of indebtedness held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser, herein or otherwise. Upon expiration of 90 days after the payment in full of all of the Secured Obligations and all other amounts owing to the Purchasers under the Purchase Agreement and the termination or expiration of the Purchase Agreement, and provided that, in respect of the Pledgor, during such 90-day period no Event of Default specified in clause (f) or (g) of Section 10 of the Notes and no event which, with the giving of notice or lapse of time or both, would become such an Event of Default, the security interest granted

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hereby shall terminate, and all rights to the Pledged Collateral shall revert to the Pledgor and the Purchasers shall return any of the Pledged Collateral in its possession to the Pledgor. Upon any such termination, the Agent will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 15    Security-Interest Absolute. The rights and remedies of the Agent and the Purchasers hereunder, the Liens created hereby and the obligations of the Pledgor hereunder are absolute, irrevocable and unconditional, irrespective of:

(a)          the validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto;

(b)          any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of any of the Secured Obligations or any other agreement or instrument relating thereto;

(c)          the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

(d)          any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other Lien granted or purported to be granted to, or in favor of, the Agent or any of the other Purchasers; or

(e)          any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, it being the intent of this Section 16 that the obligations of the Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

SECTION 16    Subrogation. The Pledgor shall not exercise, and hereby irrevocably waives, any rights that it may acquire by way of subrogation under or in connection with this Agreement. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time, such amount shall be held in trust for the benefit of the Purchasers and shall forthwith be paid to the Purchasers to be credited and applied against the satisfaction of the Secured Obligations.

SECTION 17    Reinstatement. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Pledgor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Pledgor shall indemnify the Agent and each of the other Purchasers on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or any of the other Purchasers in connection with such rescission or restoration.

SECTION 18    Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT

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TO THE EXTENT THAT THE VALIDITY OF PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, SUCH AS THE LAW OF BRITISH COLUMBIA WITH RESPECT TO SECURITY INTERESTS. UNLESS OTHERWISE DEFINED IN SECTION 1 HEREOF, TERMS USED IN ARTICLE 9 OF THE UCC, OR THE PPSA (WHERE APPLICABLE) ARE USED HEREIN AS THEREIN DEFINED.

SECTION 19    Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PLEDGOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PLEDGOR AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PLEDGOR AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 20    Headings. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

SECTION 21    Expenses. The Pledgor agrees to pay or reimburse all out-of-pocket expenses of the Agent and the Purchasers (including, without limitation, fees of counsel) in respect of, or incident to, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating thereto.

SECTION 22    No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Pledgor, the Purchasers and the Agent on behalf of each of the Purchasers, and no Person (other than the parties hereto and each of the Purchasers) shall have any rights hereunder.

SECTION 23    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any provision in any other jurisdiction.

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SECTION 24    No Waiver. No failure on the part of the Purchasers or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Purchasers or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 25    Agents. Each Purchaser agrees to appoint Iroquois Master Fund Ltd. as its Agent for purposes of this Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Notwithstanding anything to the contrary herein, if any Event of Default shall occur and be continuing, the holders of a majority-in-interest of the then outstanding principal amount of the Notes may cause the Agent to take any enforcement actions set forth in this Agreement.

SECTION 26    Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 27    Action by Purchasers. Any action to be taken by the Purchasers pursuant to this Agreement, including without limitation instructing the Agent to act pursuant to this Agreement, shall be approved in writing by a majority-in-interest of the then outstanding principal amount of the Notes.

SECTION 28    Independent Nature of Purchasers. The provisions of Section 7.18 of the Purchase Agreement are hereby incorporated by reference.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:	BULLDOG TECHNOLOGIES INC.

By: /s/ Matthew S.K. Yoon Name: Matthew S.K. Yoon Title: Chief Financial Officer

AGENT:	IROQUOIS MASTER FUND LTD.

By: /s/ Joshua Silverman Name: Joshua Silverman Title: Managing Member

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PURCHASERS:	IROQUOIS MASTER FUND LTD.

By: /s/ Joshua Silverman Name: Joshua Silverman Title: Managing Member

PURCHASERS:	RAQ, LLC

By: /s/ Lindsay A. Rosenwald Name: Lindsay A. Rosenwald, M.D. Title: Managing Member

PURCHASERS:	RHP MASTER FUND, LTD.

By: /s/ Wayne Bloch Name: Wayne Bloch Title: Managing Partner

PURCHASERS:	NITE CAPITAL

By: /s/ Keith A. Goodman Name: Keith A. Goodman Title: Manager of the General Partner

PURCHASERS:

By: /s/ Otto W. Hoernig, III Name: OTTO W. HOERNIG, III Title:

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PURCHASERS:	ALPHA CAPITAL AG

By: /s/ Konrad Ackermann Name: Konrad Ackermann Title: Director

PURCHASERS:	OMICRON MASTER TRUST
By: Omicron Capital, LP as advisor
By: Omicron Capital Inc., its general partner

By: /s/ Bruce Bernstein Name: Bruce Bernstein Title: Managing Partner

PURCHASERS:	ENABLE GROWTH PARTNERS LP

By: /s/ Brendan O’Neil Name: Brendan O’Neil Title: Principal and Portfolio Manager

PURCHASERS:	PIERCE DIVERSIFIED STRATEGY MASTER FUND

By: /s/ Brendan O’Neil Name: Brendan O’Neil Title: Principal and Portfolio Manager

PURCHASERS:	ENABLE OPPORTUNITY PARTNERS LP

By: /s/ Brendan O’Neil Name: Brendan O’Neil Title: Principal and Portfolio Manager

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ANNEX 1

ENTITIES IN WHICH THE COMPANY IS PLEDGING ITS CAPITAL STOCK

Name	Incorporation Jurisdiction	Authorized Capital
Bulldog Technologies (BC) Inc.	British Columbia	5,000,000 common shares without par value, of which Bulldog Technologies Inc. owns 708,000 common shares of a total of 710,000 common shares issued and outstanding
Bulldog Technologies Mexico, S.A. de C.V.	Mexico	with an issued and paid up capital of MXP50,000 (US$4,630)

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